09-Jan-96  /WLK                   PERFORMANCE CALCULATION

                               COLONIAL STRATEGIC BALANCE FUND - CLASS A

                                             Year End: 10/31/95

                                       Inception Date: 9/19/94


                                                                  SINCE INCEPTION
                          1 YEAR ENDED 10/31/95                  9/19/94 TO 10/31/95

                        Standard    Non-Standard           Standard    Non-Standard
                        ----------- -------------------    ----------- -------------------
    Initial Inv.       $1,000.00    $1,000.00             $1,000.00    $1,000.00
    Max. Load              4.75%                              4.75%

    Amt. Invested       $952.50     $1,000.00              $952.50     $1,000.00
    Initial NAV           $9.91         $9.91               $10.00        $10.00
    Initial Shares       96.115       100.908               95.250       100.000

    Shares From Dist.     3.196         3.355                3.167         3.325
    End of Period NAV    $11.65        $11.65               $11.65        $11.65

    Total Return          15.70%        21.47%               14.66%        20.37%
    Average Annual
     Total Return         15.70%        21.47%               13.02%        18.04%



    09-Jan-96  /WLK                       PERFORMANCE CALCULATION
                                  COLONIAL STRATEGIC BALANCE FUND - CLASS B

                                           Year End: 10/31/95

                                     Inception Date: 9/19/94



                                                                  SINCE INCEPTION
                          1 YEAR ENDED 10/31/95                  9/19/94 TO 10/31/95

                        Standard      Non-Standard        Standard        Non-Standard
                        ------------  ----------------------------        -------------------
    Initial Inv.       $1,000.00      $1,000.00           $1,000.00       $1,000.00

    Amt. Invested      $1,000.00      $1,000.00           $1,000.00       $1,000.00
    Initial NAV           $9.90           $9.90             $10.00           $10.00
    Initial Shares      101.010         101.010            100.000          100.000

    Shares From Dist.     2.941           2.941              2.912            2.912
    End of Period NAV    $11.64          $11.64             $11.64           $11.64

    CDSC                   5.00%                              4.00%
    Total Return          16.00%          21.00%             15.79%           19.79%

    Average Annual
     Total Return         16.00%          21.00%             14.01%           17.53%

   09-Jan-96  /WLK                     PERFORMANCE CALCULATION

                              COLONIAL STRATEGIC BALANCED FUND - CLASS D
                                       Year End: 10/31/95

                                 Inception Date: 9/19/94



                                                              SINCE INCEPTION
                         1 YEAR ENDED 10/31/95               9/19/94 TO 10/31/95

                       Standard    Non-Standard        Standard    Non-Standard
                       ----------- ---------------------------     -------------------
   Initial Inv.       $1,000.00    $1,000.00          $1,000.00    $1,000.00
   Max. Load              1.00%                           1.00%

   Amt. Invested       $990.00     $1,000.00           $990.00     $1,000.00
   Initial NAV           $9.90         $9.90            $10.00        $10.00
   Initial Shares      100.000       101.010            99.000       100.000

   Shares From Dist.     2.004         2.891             2.839         2.862
   End of Period NAV    $11.65        $11.65            $11.65        $11.65

   CDSC                   1.00%
   Total Return          18.83%        21.04%            18.64%        19.83%

   Average Annual
    Total Return         18.83%        21.04%            16.52%        17.57%
